EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-8541

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE – March 3, 2014

Alexander’s Completes $300 Million Refinancing of

731 Lexington Avenue Office Space

PARAMUS, NEW JERSEY...ALEXANDER’S, INC. (NYSE:  ALX) announced today that it has completed a $300 million refinancing of the office portion of 731 Lexington Avenue.  The interest-only loan is at LIBOR plus 0.95%, currently 1.10%, and matures in March 2017, with four one-year extension options.  The proceeds of the new loan were used to repay the existing $312 million 5.33% fixed-rate loan and closing costs.

Alexander’s, Inc. is a real estate investment trust that has six properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2013.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.